Exhibit 99.1

NEWS RELEASE – 3:05 pm Central, 22 October 2021

Tellurian transfers TELL listing to the NYSE American

HOUSTON, Texas – (BUSINESS WIRE) October 22, 2021 -- Tellurian Inc. (Tellurian) announced today it will transfer the listing of its common stock from the Nasdaq Capital Market to the NYSE American.

Executive Chairman Charif Souki said, “Global natural gas shortages and recent history-making prices indicate the pressing need for additional liquefaction export capacity in the United States. Tellurian is poised to contribute to America’s status as an energy superpower, having achieved both regulatory permits and commercial success for Driftwood LNG phase one development. We have turned our focus to putting together a world class banking group and have started site preparation, in advance of giving our partner Bechtel notice to proceed with construction expected first quarter 2022. Transferring our stock listing to the NYSE American allows us to leverage the exchange’s prestigious trading platform for our shareholders’ benefit.”

“We’re excited to welcome Tellurian as it transfers to NYSE American and joins our community of innovators and disruptors,” said John Tuttle, Vice Chairman and Chief Commercial Officer, NYSE Group. “We look forward to working with Tellurian as it supplies the world with a reliable, clean energy supply.”

Tellurian expects its common stock to begin trading on the NYSE American on November 2, 2021 and will remain under the current symbol “TELL”. Trading of the common stock on its current platform is expected to continue until the close of business on November 1, 2021.

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood project, the transfer of listing of the common stock, including the dates on which trading will end on Nasdaq and begin on the NYSE American, the timing of a notice to proceed with construction of the Driftwood project, and shareholder value. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2020 filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 24, 2021, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com